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                                EXHIBIT 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-8 of our report, which includes an explanatory paragraph related to litigation and investigations into possible security law violations, dated February 9, 1995, on our audits of the financial statements of Policy Management Systems Corporation which report is included in Form 10-K. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.
May 23, 1995
Atlanta Georgia